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                                                                   EXHIBIT 23(A)
                            CONSENT OF ERNST & YOUNG
                              INDEPENDENT AUDITORS
     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Signet Banking Corporation for the registration of 1,574,861 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 1994, with respect to the consolidated financial statements of Signet Banking Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.
                                          ERNST & YOUNG
Richmond, Virginia
July 7, 1994